Exhibit 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Centra Software, Inc. of our report dated March 14, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 31, 2005